Exhibit 99.1

Cyberkinetics Announces Sale of Research Products Business

FOXBOROUGH, Mass.--(BUSINESS WIRE)--May 21, 2008--Cyberkinetics Neurotechnology Systems, Inc. (OTCBB:CYKN; Cyberkinetics) today announced the closing of the sale of its Salt Lake City Research Products business to I2S Micro Implantable Systems Inc. ("I2S"), a Utah corporation located in Salt Lake City. The Research Products business provides neurotechnology equipment, including neural recording arrays, array insertion devices and data acquisition systems to academic researchers around the world. Terms of sale include $982,000 in cash payable to Cyberkinetics on or before July 1, 2008, and Cyberkinetics' retention of approximately $570,000 in accounts receivable.

"This divestiture provides capital to support our streamlined operations as we continue to focus on our strategic priority: obtaining FDA approval and launching the Andara(TM) Oscillating Field Stimulator (OFS(TM)) System for acute spinal cord injury," said Timothy R. Surgenor, President and Chief Executive Officer of Cyberkinetics. "In addition, we have retained our extensive intellectual property portfolio related to the clinical applications of our neural interface technology, which we believe may have significant value in the future."

Under the terms of the sale, Cyberkinetics sold certain assets that relate to its Research Products business, including all inventory, all fixed assets and all rights to engineering subcontracts with Brown University. In addition, Cyberkinetics transferred all of its rights under the lease for its Salt Lake City facility. Cyberkinetics also granted I2S an exclusive, royalty-free, non-sublicensable right and license to manufacture and sell research products in connection with non-human research products and services.

About Cyberkinetics Neurotechnology Systems, Inc.

Cyberkinetics Neurotechnology Systems, Inc. is developing products to restore function for people with spinal cord and other nerve injuries, as well as disorders and conditions of the nervous system. Cyberkinetics' product development pipeline includes: the Andara(TM) Oscillating Field Stimulator (OFS(TM)) System for acute spinal cord injury, an investigative device designed to stimulate nerve repair and restore sensation and motor function; the BrainGate System, an investigative device designed to provide communication and control of a computer, assistive devices, and, ultimately, limb movement; and a pilot program in the detection and prediction of epileptic seizures. PNIR, LLC, a joint venture of Cyberkinetics and NeuroMetrix, Inc., is working to develop a product to treat peripheral nerve injury based on Cyberkinetics' Andara OFS Therapy platform. Additional information is available at Cyberkinetics' website at www.cyberkinetics.com.

Forward-Looking Statements

This announcement contains forward-looking statements, including statements about certain payments due Cyberkinetics from I2S, Cyberkinetics' product development plans and progress, potential development of proprietary inventions and benefits that may be realized by certain research programs or from certain intellectual property. Such statements may be considered "forward-looking" within the meaning of the United States Private Securities Litigation Reform Act of 1995. You can identify these statements by the use of words like "may," "will," "could," "should," "project," "believe," "anticipate," "expect," "plan," "estimate," "forecast," "potential," "intend," "continue" and variations of these words or comparable words. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. Forward-looking statements include, but are not limited to, statements concerning our future expectations, plans, prospects and future operating results as well as projections of cash and marketable securities and sufficiency of funding for capital expenditures. Actual results may differ materially from those indicated by these forward-looking statements as a result of various factors including risks related to: our ability to secure regulatory approval for our products; our access to additional capital; our ability to obtain additional funding to support our business activities; our dependence on third parties for development, manufacture, marketing, sales and distribution of our products; our development of products; our ability to obtain and maintain patent protection for our discoveries and products; and our limited operating history; as well as those risks more fully discussed in the "Risk Factors" section of the Company's Annual Report on Form 10-KSB filed with the SEC on March 31, 2008, and our other public documents filed with the SEC. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date.

CONTACT:	Cyberkinetics Neurotechnology Systems, Inc. Elizabeth A. Razee, 508-549-9981, ext. 109 Manager, Corporate Communications erazee@cyberkinetics.com

SOURCE:	Cyberkinetics Neurotechnology Systems, Inc.